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                                                                   EXHIBIT 10.34


                      GUARANTY AND LOAN PURCHASE AGREEMENT

        THIS GUARANTY AND LOAN PURCHASE AGREEMENT (this "AGREEMENT") made as of the 6th day of December, 2000, by Accelerated Networks, Inc., a Delaware corporation (referred to herein as "OBLIGOR"), with and for the benefit of Siemens Financial Services, Inc., a Delaware corporation (referred to herein as "LENDER").

        A. WCI Capital Corp., a Delaware corporation (referred to herein as "BORROWER") has requested Lender to make a loan to Borrower in the original principal amount of Two Hundred Million and 00/100 Dollars ($200,000,000.00) (which loan, as more fully described hereinbelow, is referred to herein as the "LOAN").

        B. Obligor has requested Siemens Carrier Networks LLC, a limited liability company (referred to herein as "SIEMENS NETWORK"), and/or Siemens Aktiengesellschaft (referred to herein as "SIEMENS AG"), a German corporation, and/or other affiliates of Siemens AG (Siemens Network, Siemens AG and all such other affiliates of Siemens AG are herein collectively referred to as "SIEMENS") to purchase Accelerated Equipment (as defined below) from Obligor for sale by Siemens to one or more affiliates of Borrower, including WinStar Communications, Inc., a Delaware corporation (referred to herein as "WINSTAR COMMUNICATIONS"), pursuant to the Winstar Purchase Agreement (as defined below).

        C. To induce Lender to make the Loan to Borrower, and to induce Siemens to purchase the Accelerated Equipment from Obligor, Obligor has agreed to either
(i) guarantee the payment of a portion of the Loan as more fully set forth in this Agreement (the "PAYMENT GUARANTEE"), or, (ii) at Lender's option, purchase a portion of the Loan from Lender, provided that any portion of the Loan so purchased by Obligor from Lender shall reduce Obligor's liability under the Payment Guarantee by the amount of the purchase price paid by Obligor to Lender for such portion of the Loan so purchased, as more fully set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt of which is hereby acknowledged, and to induce Lender to make the Loan to Borrower, and to induce Siemens to purchase the Accelerated Equipment from Obligor, Obligor and Lender hereby covenant and agree with each other as follows:

                                    ARTICLE I
                         CONSTRUCTION AND DEFINED TERMS

        SECTION 1.01. ARTICLES; SECTIONS; CAPTIONS. The Article and Section headings and captions in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement. The references in this Agreement to Articles and Sections shall be read as Articles or Sections of this Agreement unless otherwise specifically provided.





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        SECTION 1.02. DEFINED TERMS. Capitalized terms used in this Agreement shall have the following meanings:

            "ACCELERATED EQUIPMENT" Equipment purchased by Siemens from Obligor for sale by Siemens to WinStar.

            "ACCELERATED EQUIPMENT PERCENTAGE" As of any date of determination, the percentage amount obtained by dividing (a) the aggregate amount (based on the purchase price that Siemens charges to Winstar) of Accelerated Equipment sold by Siemens to Winstar under the Winstar Purchase Agreement through such date, by (b) the lesser of (i) the aggregate amount (based on the purchase price that Siemens charges to Winstar) of all equipment and services sold by Siemens to Winstar under the Winstar Purchase Agreement through such date or (ii) $150,000,000.

            "BASE REDUCTION AMOUNT" As of any date of determination, the greater of (a) the amount equal to the difference of (i) the aggregate principal amount of the Loan repaid by Borrower through such date, minus (ii) the aggregate amount (based on the purchase price that Siemens charges to Winstar) of Accelerated Equipment sold by Siemens to Winstar through such date, or (b) zero dollars ($0).

            "DEFAULT INTEREST RATE" means, as of any date, the prime rate (currently described as the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks) published in the "Money Rates" column of The Wall Street Journal (the "Wall Street Journal") on such date, or if the prime rate is not published therein on such date, then the prime rate most recently published therein prior to such date ("WSJ PRIME RATE"). If the Wall Street Journal ceases to publish the WSJ Prime Rate, then "Default Interest Rate" shall thereafter mean, as of any date, the most current prime rate published by the Federal Reserve Board in its most recent H.15 Statistical Release ("Selected Interest Rates") ("FEDERAL RESERVE PRIME RATE"). The Default Interest Rate will increase or decrease, as the case may be, with increases or decreases in the WSJ Prime Rate (or the Federal Reserve Prime Rate, if applicable) from time to time.

            "EVENT OF DEFAULT" As defined in Section 4.01.

            "GUARANTEED AMOUNT" As of any date of determination, the amount equal to the difference of (a) the Maximum Guaranteed Amount, minus (b) the greater of (i) the Reduction Amount or (ii) zero dollars ($0). If as of the date of determination of the Guaranteed Amount the Reduction Amount is greater than the Maximum Guaranteed Amount, then the Guaranteed Amount shall be deemed to be zero ($0).

            "INCLUDE" and "INCLUDING" Unless otherwise expressly limited herein, the words "include" and "including" shall be read to mean "include, without limitation," and "including, without limitation," as the case may be.

            "LOAN" The loan in the principal amount of Two Hundred Million Dollars (US$200,000,000) made by Lender to Borrower and evidenced by the Loan Agreement and the other Loan Documents.


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            "LOAN AGREEMENT" The Revolving Credit and Term Loan Agreement dated as of May 4, 2000, by and among WinStar Communications, Inc., a Delaware corporation (the "Parent"), WCI Capital Corp., a Delaware corporation (the "Borrower"), each of the entities listed on the signature pages thereof under the heading "Guarantors" and the Additional Guarantors (as defined in Section
6.09 thereof) from time to time parties thereto, each of the lenders from time to time parties thereto (collectively, the "Lenders"), The Bank of New York, as letter of credit issuer, administrative agent and collateral agent for the Lenders, Citicorp North America, Inc., as syndication agent for the Lenders, and CIBC World Markets Corp. and Credit Suisse First Boston, as documentation agents for the Lenders, and shall include such amendments, supplements, and replacements as may be made thereto or therefor from time to time, including the "Amendment No. 2 and New Lender Agreement", dated as of December 6, 2000 (referred to herein as the "AMENDMENT NO. 2").

            "LOAN DEFAULT" Any default or event of default under the Loan Documents, which entitles the Lenders thereunder to accelerate the Loan, whether or not the Loan is accelerated.

            "LOAN DOCUMENT" or "LOAN DOCUMENTS" The Loan Agreement, and each and every other Credit Document (as defined therein). This Agreement is not a Loan Document.

            "LOAN PURCHASE DEMAND" A written demand made by Lender to Obligor for Obligor to purchase from Lender a portion of the Loan, which demand shall state that it is a Loan Purchase Demand made under this Agreement.

            "LOAN PURCHASE PRICE" The amount equal to the Guaranteed Amount.

            "MAXIMUM GUARANTEED AMOUNT" As of any date of determination, the dollar amount equal to one-tenth (1/10th) of the aggregate amount (based on the purchase price that Obligor charges to Siemens) of all Accelerated Equipment through such date.

            "OBLIGATIONS" Any and all of Obligor's now existing and hereafter arising obligations arising under this Agreement.

            "OUTSTANDING LOAN BALANCE" As defined in Section 2.01.

            "PERSON" Any individual, corporation, company, partnership, joint venture, entity, association, joint-stock company, trust or unincorporated organization and any governmental authority.

            "PURCHASED LOAN AMOUNT" As defined in Section 2.02.

            "REDUCTION AMOUNT" As of any date of determination, the amount equal to the product of (a) the Reduction Factor multiplied by (b) the Base Reduction Amount.


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            "REDUCTION FACTOR" One-tenth (1/10th) of the Accelerated Equipment
Percentage.

            "SUPPLEMENTAL AGREEMENT" That certain Supplemental Agreement among WinStar Communications, Siemens Network and Siemens AG, dated as of December 6, 2000, as now in effect or as hereafter amended (the "INITIAL SUPPLEMENTAL AGREEMENT"), and if the Frame Agreement (the "FRAME AGREEMENT") referred to in the Initial Supplemental Agreement shall be entered into, then "SUPPLEMENTAL AGREEMENT" shall mean and refer to both the Initial Supplemental Agreement and the Frame Agreement, as hereafter in effect or amended.

            "WINSTAR" Winstar Communications and/or any of its affiliates other than Borrower.

            "WINSTAR PURCHASE AGREEMENT" The Point to Multi Point Supply and Services Agreement executed September 13, 1999, as amended by Amendment No. 1 thereto executed as of November 3, 2000, as supplemented by the Supplemental Agreement, as now in effect or as hereafter amended.

                                   ARTICLE II
                  GUARANTY OF PAYMENT; LOAN PURCHASE AGREEMENT

        SECTION 2.01. GUARANTY OF PAYMENT. (a) Subject to the limitation on Obligor's liability set forth in subsection 2.01(c) below, Obligor hereby unconditionally guarantees to pay to Lender all principal, interest and other amounts due under the Loan Documents in respect of the Loan (the "OUTSTANDING LOAN BALANCE"), in the amounts, at the times and in the manner set forth in the Loan Documents. During the continuation of a Loan Default, and subject to the limitation on Obligor's liability set forth in subsection 2.01(c) below, Obligor agrees to pay to Lender the Outstanding Loan Balance (or the Guaranteed Amount (less any amount thereof paid to Lender in accordance with the provisions of Section 2.02)) within ten (10) calendar days after Lender's demand.

        (b) This guaranty of payment is irrevocable, absolute and unconditional, and is one of payment and not just collection. Obligor shall pay to Lender all amounts due by Obligor hereunder, and shall not exercise against Lender any rights of setoff, recoupment, or counterclaim that Obligor might otherwise have against Lender or Borrower or any other Person, and Obligor shall pay and perform Obligor's obligations hereunder free of any deductions and without abatement, diminution, or setoff.

        (c) The amount of Obligor's maximum liability under this Section 2.01 is limited to the lesser of (i) the Guaranteed Amount (less any amount thereof paid to Lender in accordance with the provisions of Section 2.02) determined as of the date of the Loan Default referred to in Lender's demand under Section 2.01(a), or (ii) the amount of the Outstanding Loan Balance due to Lender on the date of the Loan Default referred to in Lender's demand under Section 2.01(a). If the Guaranteed Amount is determined as of a date on which there is a Reduction Amount greater than zero dollars ($0), then Lender's demand for payment under this Section 2.01 shall also set forth the calculation of the Reduction Amount.


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        (d) All Accelerated Equipment that is sold by Siemens to Winstar shall, as between Obligor and Lender, be deemed to have been sold by Siemens to Winstar under the Winstar Purchase Agreement.

        SECTION 2.02. LOAN PURCHASE AGREEMENT. Notwithstanding the provisions of
Section 2.01, Obligor hereby covenants to purchase from Lender a portion of the Loan in accordance with the following provisions of this Section 2.02:

            (a) Subject to subsection 2.02(b) below, within ten (10) calendar days after Lender gives a Loan Purchase Demand to Obligor, Obligor shall purchase from Lender, and Lender shall sell to Obligor, a portion of the outstanding principal balance of the Loan (such portion of the outstanding principal balance of the Loan being referred to herein as the "PURCHASED LOAN AMOUNT") which when added to the amount of the accrued but unpaid interest on the Purchased Loan Amount, if any, and the amount of any unpaid charges, costs, expenses and fees, if any, to which the holder of the Purchased Loan Amount may be entitled in accordance with the terms of the Loan Agreement, equals the Guaranteed Amount. The purchase and sale of the Purchased Loan Amount shall be consummated by Obligor paying to Lender the Loan Purchase Price in immediately available funds.

            (b) Lender agrees not to give a Loan Purchase Demand to Obligor unless (i) an Event of Default has occurred and is continuing, or (ii) a Loan Default has occurred and is continuing. For purposes of this subsection 2.02, if the Loan Purchase Demand is based on a Loan Default, then the Guaranteed Amount shall be determined as of the date of such Loan Default, and if the Loan Purchase Demand is based on an Event of Default, then the Guaranteed Amount shall be determined as of the date of such Event of Default. If the Guaranteed Amount is determined as of a date on which there is a Reduction Amount greater than zero dollars ($0), then the Loan Purchase Demand under this subsection 2.02 shall also set forth the calculation of the Reduction Amount.

            (c) If Lender gives a Loan Purchase Demand to Obligor and Obligor pays the Loan Purchase Price to Lender, then Obligor's liability to Lender under
Section 2.01 of this Article shall be deemed satisfied by such payment.

            (d) Upon Obligor's payment of the Loan Purchase Price to Lender in accordance with a Loan Purchase Demand, Lender shall assign to Obligor, without recourse, and without representation or warranty of any kind, the Purchased Loan Amount so purchased by Obligor, in accordance with the procedures set forth in the Loan Agreement, and upon such assignment Obligor shall own the Purchased Loan Amount and shall be entitled to receive from Borrower in accordance with the terms of the Loan Agreement, all accrued and unpaid interest on the Purchased Loan Amount, and such portion of any unpaid charges, costs, expenses, and fees, if any, to which the holder of the Purchased Loan Amount may be entitled in accordance with the terms of the Loan Agreement by virtue of being the holder of the Purchased Loan Amount. In connection with any Loan Purchase Demand under this Agreement, Obligor agrees to execute an Assignment and Acceptance in the form required by the terms of the Loan Agreement.


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            (e) If Lender gives a Loan Purchase Demand to Obligor but Lender is not permitted to sell the Purchased Loan Amount to Obligor (or Obligor is not permitted to purchase the Purchased Loan Amount from Lender) in accordance with the provisions of the Loan Documents, then (i) Lender and Obligor shall not consummate the purchase and assignment of the Purchased Loan Amount pursuant to such Loan Purchase Demand and (ii) such Loan Purchase Demand shall be deemed rescinded, preserving Lender's continuing right to demand payment under the guaranty of payment set forth in Section 2.01 or to give other Loan Purchase Demands thereafter.

            (f) Notwithstanding anything to the contrary set forth in this
Section 2.02, if Lender shall have demanded payment from Obligor under Section 2.01, and Obligor shall have paid to Lender the amount of Obligor's maximum liability as determined under Section 2.01(c), then Obligor shall not be obligated to purchase any portion of the Loan under this Section 2.02.

        SECTION 2.03. OBLIGOR'S LIABILITY ABSOLUTE AND UNCONDITIONAL. The liability of Obligor under this Agreement shall in no way be affected, limited, modified or released by, subject to or conditioned upon, and may be enforced against Obligor irrespective of any of the following:

            (a) Any enforcement or exhaustion of any rights and remedies Lender may at any time have to collect any or all of the Loan from Borrower under the provisions of the Loan Documents or otherwise;

            (b) Any resort or recourse to or against any assets or property now or hereafter held or serving as collateral and security for any or all of the Loan;

            (c) Any counterclaim, recoupment, setoff, reduction or defense based on any claim that Obligor may now or hereafter have against Lender or Borrower;

            (d) The genuineness, validity, priority, regularity or enforceability of any or all of the Loan Documents;

            (e) Any event, circumstance or matter to which Obligor has consented pursuant to the provisions of this Agreement; or

            (f) Any modification, limitation or discharge of any of the liabilities or obligations of Borrower or any other Person, arising out of, or by virtue of, any bankruptcy or similar proceeding for relief of debtors under federal or state law initiated by or against Borrower or any other Person.


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        SECTION 2.04. BORROWER. Obligor's liability under this Agreement is not conditioned on, and shall not be affected by, any consent, request, agreement, or other action by Borrower or any other Person.

         SECTION 2.05. NO DUTY TO DISCLOSE. Lender shall have no present or future duty or obligation, and Obligor waives any right to claim or assert any such duty or obligation, to discover or to disclose to Obligor any information, financial or otherwise, concerning Borrower, any other Person, or any collateral securing the obligations of Borrower to Lender or any other Person. Notwithstanding the preceding sentence, Lender shall provide to Obligor the following information promptly upon Obligor's written request:

            (a) the aggregate amount of Accelerated Equipment sold by Siemens to Winstar under the Winstar Purchase Agreement;

            (b) the aggregate amount of all equipment and services sold by Siemens to Winstar under the Winstar Purchase Agreement;

            (c) the outstanding balance of the Loan;

            (d) copies of any amendments to the Supplemental Agreement;

            (e) copies of any amendments to the Loan Documents; and

            (f) copies of any written notices regarding the Loan that Lender receives from the administrative agent for the Lenders under the Loan Agreement, except to the extent that providing such copies (or providing information contained in such written notices) to Obligor would not be permitted by the Loan Agreement.

        SECTION 2.06. NO OBLIGATION TO MAKE LOAN. Nothing in this Agreement shall be construed as obligating Lender or any other Person to make the Loan, but Obligor acknowledges that if the Loan is made, Lender will be making the Loan in reliance on this Agreement.

        SECTION 2.07. NO OBLIGATION TO PURCHASE ACCELERATED EQUIPMENT. Nothing in this Agreement shall be construed as obligating Siemens to purchase any Accelerated Equipment from Obligor, but Obligor acknowledges that if Siemens purchases Accelerated Equipment from Obligor, such purchases will be made in reliance on this Agreement.

        SECTION 2.08. LOAN DEFAULTS. In the event of more than one Loan Default, Lender shall be entitled to determine which Loan Default is the Loan Default for purposes of exercising any right that Lender may have under this Agreement upon the occurrence of a Loan Default.

        SECTION 2.09. EVENTS OF DEFAULT. In the event of more than one Event of Default, Lender shall be entitled to determine which Event of Default is the Event of Default for purposes of exercising any right that Lender may have under this Agreement upon the occurrence of an Event of Default.


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        SECTION 2.10. ASSIGNMENT REQUEST. If (i) Lender shall have demanded payment from Obligor under Section 2.01, and (ii) within ten (10) calendar days after such demand Obligor shall have unconditionally paid to Lender in response to such demand the full amount of Obligor's maximum liability as determined under Section 2.01(c) (the "DEMAND AMOUNT"), and (iii) within ten (10) calendar days after Lender's receipt of the Demand Amount Obligor shall have made a request to Lender in writing (an "ASSIGNMENT REQUEST") for Lender to assign to Obligor a portion (the "ASSIGNMENT PORTION") of the outstanding principal balance of the Loan, which Assignment Portion shall equal the amount that the "Purchased Loan Amount" would have been if Lender had made a Loan Purchase Demand under Section 2.02 equal to the Demand Amount paid to Lender, then within fifteen (15) calendar days after Lender's receipt of such Assignment Request, Lender shall request such written consents as Lender may be required to obtain ("REQUIRED WRITTEN CONSENTS") under the Loan Documents for a sale of such Assignment Portion of the Loan to Obligor. If such Required Written Consents are granted and given to Lender within forty-five (45) calendar days after Lender's requests for such Required Written Consents (such 45 calendar day period being referred to herein as the "CONSENT PERIOD") then, and subject to the qualifications set forth below in this Section, Lender shall promptly thereafter assign such Assignment Portion of the Loan to Obligor as though Lender had given a Loan Purchase Demand to Obligor and the Demand Amount had been paid as the Loan Purchase Price, provided that Obligor shall execute the Assignment and Acceptance in the form required by the terms of the Loan Agreement and pay such fees as may be required under the Loan Documents in connection with such assignment, and provided further that Lender shall not be responsible for obtaining any Required Written Consents (but only to request such Required Written Consents) and in the event that any Required Written Consent is not granted and given to Lender within the Consent Period Lender shall not be obligated to assign any portion of the Loan to Obligor, and provided further that if Lender is not permitted to assign a portion of the Loan to Obligor (or Obligor is not permitted to accept an assignment of such portion of the Loan from Lender) in accordance with the provisions of the Loan Documents, then Lender shall not in any event be obligated to assign such portion of the Loan to Obligor. Nothing in this Agreement shall be interpreted as obligating Lender to assign any portion of the Loan to Obligor in return for payment of the Demand Amount or as requiring Lender to return the Demand Amount paid to Lender (or any portion thereof) to Obligor under any circumstances.

        SECTION 2.11. PARTICIPATION REQUEST. If (i) Lender shall have demanded payment from Obligor under Section 2.01, and (ii) within ten (10) calendar days after such demand Obligor shall have unconditionally paid to Lender in response to such demand the Demand Amount, and (iii) within ten (10) calendar days after Lender's receipt of the Demand Amount Obligor shall have made an Assignment Request to Lender in writing for Lender to assign to Obligor the Assignment Portion of the outstanding principal balance of the Loan in accordance with the provisions of Section 2.10, but (X) the Required Written Consents shall not have been given to Lender within the Consent Period or (Y) Lender is not permitted to assign a portion of the Loan to Obligor (or Obligor is not permitted to accept an assignment of such portion of the Loan from Lender) in accordance with the provisions of the Loan Documents, then, and subject


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to the qualifications set forth below in this Section, if Oligor shall within thirty (30) calendar days after the Consent Period make a request to Lender in writing (a "PARTICIPATION REQUEST") for Lender to grant to Obligor a participating interest in the Loan, Lender shall grant to Obligor a participating interest in the Loan, in an amount equal to the amount that the Assignment Portion would have been under Section 2.10, upon the execution and delivery by Lender and Obligor of a participation agreement in form and substance mutually satisfactory to Lender and Obligor (which participation agreement must also comply with the provisions of the Loan Documents applicable to participations), and provided further that if Lender is not permitted to grant a participating interest in the Loan to Obligor in accordance with the provisions of the Loan Documents, then Lender shall not in any event be obligated to grant any participating interest in the Loan to Obligor. Nothing in this Agreement shall be interpreted as obligating Lender to grant any participating interest in the Loan to Obligor in return for payment of the Demand Amount or as requiring Lender to return the Demand Amount paid to Lender (or any portion thereof) to Obligor under any circumstances.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

        Obligor hereby makes the following representations and warranties to Lender on the date of this Agreement, and Lender shall be entitled to rely upon the truth, accuracy, and completeness of the following representations and warranties without regard to any other information that may be now or hereafter known by or disclosed to Lender:

        SECTION 3.01. EXISTENCE. Obligor (a) is a corporation duly organized, validly existing and in good standing under the laws of Delaware; and (b) has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents, permits and approvals, to own its assets and carry on its business as now being or as proposed to be conducted.

        SECTION 3.02. ACTION. (a) Obligor has all necessary corporate or other power, authority and legal right to execute, deliver and perform Obligor's obligations under this Agreement; (b) the execution, delivery and performance by Obligor of this Agreement have been duly authorized by all necessary corporate action on Obligor's part (including any required shareholder or like approvals); and (c) this Agreement has been duly and validly executed and delivered by Obligor and constitutes Obligor's legal, valid and binding obligation, enforceable against Obligor, in accordance with its terms.

        SECTION 3.03. APPROVALS. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency, or any securities exchange, are necessary for the execution, delivery or performance of this Agreement by Obligor or for the legality, validity or enforceability of this Agreement. The execution, delivery and performance of the Agreement will not (a) contravene any provision of law, any order of any court or other agency of government; or (b) contravene the Articles of Incorporation (or Certificate of Incorporation) or By-laws of Obligor; or (c) be in conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement or other instrument binding upon Obligor.


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        SECTION 3.04. INFORMATION. Obligor has received a copy of the Loan
Agreement, including Amendment No. 1 thereto, as provided to Lender by WinStar Communications, and has received from Lender a copy of the Amendment No. 2 as it will be signed by the parties thereto. Obligor is not relying on any information, representation or warranty from Lender or any employee, agent, or other representative of Lender in entering into this Agreement.

                                   ARTICLE IV
                           EVENTS OF DEFAULT; REMEDIES

        SECTION 4.01. EVENTS OF DEFAULT. Each of the following events shall constitute an Event of Default: (a) Obligor's failure to make any payment when due under this Agreement, or if Obligor fails to carry out any of its agreements set forth herein; (b) any representation or warranty of Obligor is materially inaccurate or incomplete when made or given; (c) Obligor sells, transfers, encumbers, or otherwise disposes of substantially all of Obligor's assets in one transaction or a series of related transactions; (d) Obligor merges or consolidates with any other person in a transaction in which Obligor is not the surviving corporation; (e) Obligor dissolves; or (f) any petition under federal bankruptcy law is filed by or against Obligor, or any application is made for the appointment of a receiver for Obligor or any of Obligor's property, or Obligor makes a general assignment for the benefit of creditors, or Obligor becomes insolvent, and in the case of any involuntary petition, and such petition is not withdrawn or dismissed within sixty (60) calendar days of the date of filing.

        SECTION 4.02. ACCELERATION. Upon the occurrence of an Event of Default, and at any time thereafter unless and until such Event of Default has been waived by Lender in writing or cured, Lender may take any or all of the following actions against Obligor: (a) declare the Obligations to be due, whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Obligor; and/or (b) enforce any and all rights and interests created and existing under this Agreement and all rights of set-off; provided, however, without limiting the generality of the foregoing, upon the occurrence of an Event of Default described in Section 4.01(f) above, the Obligations shall be immediately due and payable to Lender without any action on the part of Lender, and without presentment, demand, protest, or other notice of any kind, all of which are hereby waived.

        SECTION 4.03. DEFAULT INTEREST. If Obligor fails to pay the Guaranteed Amount or the Loan Purchase Price when due, then Obligor covenants to pay to Lender interest ("DEFAULT INTEREST") on such unpaid amount at the Default Interest Rate until all unpaid amounts due under this Agreement have been paid in full. Default Interest shall be immediately due and payable as and when accrued. Obligor and Lender agree that the Default Interest provided for under this Agreement is intended to compensate Lender for the time value of money and is not a penalty.


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                                   ARTICLE V
                   CONSENTS; WAIVERS; AND GENERAL PROVISIONS

        SECTION 5.01. ACTS BY LENDER. Obligor authorizes Lender, without notice to Obligor or further consent of Obligor, and without in any way affecting or impairing Obligor's liability hereunder, from time to time to (a) change the amount, time or manner of payment amounts due under the Loan Documents; (b) change or waive strict compliance with any of the terms, covenants, conditions or provisions of the Loan Documents; (c) amend, renew, extend, modify, change or supplement any provisions of the Loan Documents; (d) make advances for the purpose of performing any obligation of Borrower under the Loan Documents; (e) effect any release, compromise or settlement with Borrower, or any other Person obligated to repay the Loan; (f) assign portions of its interest in the Loan in which event, if the assignee is an affiliate of Lender (but not otherwise), this Agreement will inure to the benefit of Lender's assignee to the extent of such assignment; or (g) enforce any provisions of the Loan Documents.

        SECTION 5.02. WAIVERS BY OBLIGOR.

            (a) Obligor waives any right to require Lender to: (i) proceed against Borrower or any other guarantor of the Loan, or (ii) pursue any other remedy in Lender's power whatsoever, or (iii) except as expressly set forth herein, notify Obligor of any default by Borrower in the performance of any agreement of Borrower under the Loan Documents.

            (b) Obligor waives any defense arising by reason of any of the following: (i) any disability or any counterclaim or right of set-off or other defense of Borrower, (ii) any lack of authority of Borrower with respect to the Loan Documents, (iii) the invalidity, illegality or lack of enforceability of the Loan Documents or any provision thereof from any cause whatsoever, including any action or inaction by Lender, (iv) the failure of Lender or any other Person to perfect or maintain perfection of any security interest in any collateral for the Loan, (v) the cessation from any cause whatsoever of the liability of Borrower, (vi) that the Loan Documents shall be void or voidable as against Borrower or any of Borrower's creditors, including a trustee in bankruptcy of Borrower, by reason of any fact or circumstance, (vii) the delay or failure of Lender to exercise any of its rights and remedies against the Borrower or any collateral or security for the Loan Documents or this Agreement, (viii) any event or circumstance which might otherwise constitute a legal or equitable discharge of Obligor's obligations hereunder; provided, however, that Obligor does not waive any defense arising from the due performance by Obligor of the terms and conditions of this Agreement.

            (c) Obligor waives all presentments, demands for performance, notices of nonperformance, protests, notices of dishonor, and notices of acceptances of this Agreement.

        SECTION 5.03. TERM. The term of this Agreement shall commence with the date of this Agreement and continue in full force and effect and be binding upon Obligor until the earlier of (a) repayment of the Loan in full, (b) Obligor has paid the Guaranteed Amount to Lender in accordance with Section 2.01, or has purchased the Purchased Loan Amount and paid Lender the Loan Purchase Price in accordance with Section 2.02, together with such interest at the Default Interest Rate as may be due under Section 4.03, or (c) all Obligations hereunder shall have been fully paid and satisfied.

        SECTION 5.04. NOTICES. Any notice or demand required or permitted by or in connection with this Agreement shall be in writing and shall be made by telecopy, or by hand delivery, or by overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to the parties at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by the parties to each other. Notice or demand shall be considered given as of the earlier of the date of actual receipt, or the date of the telecopy or hand delivery, or one (1) calendar day after delivery to an overnight delivery service, or three (3) calendar days after the date of mailing, independent of the date of actual delivery. Notwithstanding the aforesaid procedures, any notice or demand upon Lender or Obligor, in fact received by such person, shall be sufficient notice or demand.

        If to Obligor:      Accelerated Networks, Inc.
                            301 Science Drive
                            Moor Park, CA  93021
                            Attn:  Chief Financial Officer
                            Telephone No.: 805-553-9680 Ext. 297
                            Telecopy No.: 805-553-9696

        With copy to:       Jason D. Schauer, Esquire
                            Brobeck, Phleger & Harrison LLP
                            12390 El Camino Real San Diego, CA
                            92130 Telecopy No.: 858-720-2555

        If to Lender:       Siemens Financial Services, Inc.
                            200 Somerset Corporate Boulevard
                            Bridgewater, NJ 08807-2843
                            Attn:  Robert Knapp
                            Telephone No.: 908-429-6003
                            Telecopy No.: 908-429-6073

        With copy to:       Siemens Carrier Networks, LLC
                            900 Broken Sound Parkway(A-3)
                            Boca Raton, FL 33487
                            Attn: Ms. Dolores Taylor
                            Telephone No.: 561-923-6806
                            Telecopy No.: 561-923-8717

        SECTION 5.05. REMEDIES CUMULATIVE. No failure or delay on the part of Lender in exercising any right, power or privilege hereunder and no course of dealing between Lender and Obligor shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or otherwise preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which Lender would otherwise have. No notice to or demand on Obligor in any case shall constitute a waiver of the rights of Lender to any other or further action in any circumstances without notice or demand.

        SECTION 5.06. GOVERNING LAW. This Agreement and all other related instruments and documents and the rights and obligations of the parties hereunder and thereunder shall, in all respects, be governed by, and construed in accordance with, the laws of the State of New York (excluding New York conflict of laws rules), including all matters of construction, validity and performance.

        SECTION 5.07. MISCELLANEOUS. This Agreement shall not be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing signed by Obligor and Lender. This Agreement shall inure to the benefit Lender and Lender's successors and assigns and shall burden Obligor and Obligor's successors and assigns. Any provision of this Agreement or of any related instrument or document executed pursuant hereto which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement may be executed in counterparts and each shall be effective as an original, and a telecopy of this executed Agreement shall be effective as an original. This Agreement and the amounts referred to or calculated hereunder are denominated in U.S. dollars.

        SECTION 5.08. ENTIRE AGREEMENT. This Agreement and any documents executed with this Agreement constitute a complete and exclusive expression of all the terms of the matters expressed therein and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect. No promise, inducement, or representation has been made by either party which relates in any way to the matters expressed in this Agreement and in any other documents executed with this Agreement, other than what is expressly stated in this Agreement and in any documents executed with this Agreement.

        SECTION 5.09. NO THIRD PARTY BENEFICIARIES. There shall be no third party beneficiaries of this Agreement.

        SECTION 5.10. WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY AND ALL CLAIMS ARISING UNDER OR RELATING TO THIS AGREEMENT. EACH OF THE PARTIES TO THIS AGREEMENT ACKNOWLEDGES THAT THIS IS A WAIVER OF A LEGAL RIGHT AND THAT THIS WAIVER IS MADE KNOWINGLY AND VOLUNTARILY AFTER CONSULTATION WITH, OR THE OPPORTUNITY TO CONSULT WITH, COUNSEL OF SUCH PARTY'S CHOICE. ALL SUCH CLAIMS SHALL BE TRIED BEFORE A JUDGE OF A COURT HAVING JURISDICTION, WITHOUT A JURY.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned parties execute this Agreement as of the day and year first above written.


WITNESS:                                    SIEMENS FINANCIAL SERVICES, INC.


/s/ Randi Evans-Knowles                     By: /s/ Robert J. Knapp
                                                --------------------------------
                                                Name: Robert J. Knapp
                                                Title: Sr. V.P & CFO


WITNESS:                                    ACCELERATED NETWORKS, INC.


/s/ Ron Hughes                              By: /s/ Frederic T. Boyer
                                                --------------------------------
                                                Name: Frederic T. Boyer
                                                Title: CFO